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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada Corporation

We consent to the use of our reports, each dated February 12, 2015, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.

We also consent to the incorporation by reference of such reports in TransCanada Corporation's:

—
Registration Statements No. 333-5916, No. 333-8470, No. 333-9130, No. 333-184074 and No. 333-151736 of Form S-8;

—
Registration Statements No. 33-13564 and No. 333-6132 on Form F-3; and,

—
Registration Statements No. 333-151781, No. 333-161929 and No. 333-192561 on Form F-10.

/s/ KPMG LLP
Chartered Accountants
Calgary, Canada

February 13, 2015

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  Exhibit 23.1